Exhibit 99.1

Contact: Kendra Kimmons Vice President of Marketing & Communications 225-299-3708 kendra.kimmons@amedisys.com

Amedisys Announces Definitive Agreement to Acquire Intercity Home Care

BATON ROUGE, La., August 31, 2017 – Amedisys, Inc. (NASDAQ:AMED), one of the nation’s leading home healthcare, hospice and personal care companies, announced today that its subsidiary, Associated Home Care, has signed a definitive agreement to acquire Intercity Home Care, a personal care provider. Headquartered in Malden, Massachusetts, Intercity Home Care has four locations throughout the Greater Boston, North Shore and Merrimack Valley communities.

Under the terms of the agreement, Associated Home Care will acquire substantially all of the assets of Intercity Home Care. The transaction is expected to close October 1, 2017.

“Joining forces with Intercity aligns with our strategy of becoming the premiere solution for patients in Massachusetts and around the country to age in place wherever they call home,” stated Amedisys President and CEO Paul Kusserow. “This agreement further solidifies our position as the largest personal care provider in Massachusetts.”

Intercity Home Care, founded in 1967, is a family-owned company providing services including personal care, homemaking and companionship, professional nursing, transportation and grocery and laundry delivery.

“Intercity has provided outstanding and compassionate care to these communities for decades, and I’m proud Amedisys will carry on their tradition of excellence,” stated Mike Trigilio, President of Amedisys’ Personal Care Division. “We look forward to joining our resources and learning from each other to provide the best care possible to the 19,000 clients we will now serve in Massachusetts.”

“We’ve worked beside Associated Home Care for many years, and I knew this was the right company to entrust with our clients and partners,” stated Ralph Reinherz, Intercity Home Care CEO. “I’m excited about joining the Associated Home Care family and know they will continue our values and commitment to consistent, quality care to those we serve.”

Forward-Looking Statements:

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the healthcare industry, our ability to integrate our personal care segment into our business efficiently, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services due to the economic downturn and deficit spending by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate, manage and keep our information systems secure, our ability to comply with requirements stipulated in our corporate integrity agreement and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

About Amedisys:

Amedisys, Inc. is a leading healthcare at home Company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 2,200 hospitals and 61,900 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With more than 16,000 employees, in 432 care centers in 34 states, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 385,000 patients in need every year. For more information about the Company, please visit: www.amedisys.com.

About Intercity Home Care:

Intercity Home Care, a family owned and operated company, has been providing quality home care for over forty-five years to the elderly and disabled in the comfort and security of the place they call home. Its mission is to provide compassionate care and supportive services to people who need assistance by meeting their personal needs and helping them maximize their quality of life.

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